Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 2016 Equity Incentive Plan of Cerecor Inc. and the 2016 Employee Stock Purchase Plan of Cerecor Inc. of our report dated March 11, 2020, with respect to the consolidated financial statements of Cerecor Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, MD
August 6, 2020